Exhibit 32.2

SAVE FOODS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of SAVE FOODS, INC. (the “Company”) on Form 10-Q for the period ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lital Barda, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Lital Barda
Lital Barda
Chief Financial Officer

May 16, 2022